  Exhibit 10.24

CONSULTANT AGREEMENT

This CONSULTANT AGREEMENT (the “Agreement”) is made and entered into as of November 13, 2020, by and among GT Biopharma, Inc. (the “Company”) and Michael Handelman (“Consultant,” and together with the Company, the “Parties”).

WHEREAS, the Company wishes to engage the services of Consultant, and Consultant wishes to perform consulting services for the Company in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Position and Duties: Consultant shall perform the duties of Chief Financial Officer of the Company on an interim basis. Consultant shall devote the necessary business time, energy and skill to his duties at the Company, and will be permitted to engage in outside consulting and/or employment, provided said services do not materially interfere with Consultant’s obligations to the Company under the terms of this Agreement. Consultant agrees to advise the Board of any outside services, and the Board’s approval of Consultant’s participation in any such outside services shall not be unreasonably withheld or delayed. If the Board does not affirmatively approve of any such outside engagements within thirty (30) days after Consultant informs the Board, the Board’s approval shall be deemed to have been given. The services that Consultant shall provide to the Company pursuant to this Agreement shall also include providing advice and consultation on general corporate matters and other projects as may be assigned by the Board on an as needed basis. During the term of this Agreement, Consultant shall have the right to serve on boards of directors of other for-profit or not-for-profit entities, provided such service does not materially adversely affect the performance of Consultant’s duties to the Company under this Agreement, and are not in conflict with the interests of the Company.

2. Term of Agreement: This Agreement shall remain in effect until terminated by either party on ninety (90) days’ prior written notice. Upon the termination of this Agreement for any reason, neither Consultant nor the Company shall have any further obligation or liability under this Agreement to the other, except as set forth below.

3. Compensation: Consultant shall be compensated by the Company for his services as follows:

(a) Base Consulting Fee: Consultant shall be paid a monthly Base Consulting Fee of $15,000.00 per month. Consultant’s Base Consulting Fee shall be reviewed on at least an annual basis and may be adjusted as appropriate, but in no event shall it be reduced to an amount below Consultant’s Base Consulting Fee then in effect. In the event of such an adjustment, that amount shall become Consultant’s Base Consulting Fee.

(b) Discretionary Bonus: Consultant shall have the opportunity to earn a discretionary bonus in such amount and at such time as determined by the Board.

(c) Expenses: The Company shall reimburse Consultant for reasonable travel, lodging, entertainment and meal expenses incurred in connection the performance of services within this Agreement. Consultant shall be entitled to fly Business Class on any flight longer than four (4) hours and receive full reimbursement for such flight from the Company.

(d) Travel: Consultant shall travel as necessary from time to time to satisfy his performance and responsibilities under this Agreement.

4. Effect of Termination of Agreement: In the event that either party terminates this Agreement, (a) Consultant shall be entitled solely to such compensation earned under Section 3 through the date of termination and (b) Consultant shall, and shall be deemed to have, simultaneously resigned from each position he holds with the Company and any of the Company’s affiliated entities.

5. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Consultant and the Company agree that all such disputes shall be fully addressed and finally resolved by binding arbitration conducted by the American Arbitration Association in New York City, in the State of New York in accordance with its National Employment Dispute Resolution rules. In connection with any such arbitration, the Company shall bear all costs not otherwise borne by a plaintiff in a court proceeding. The Company agrees that any decisions of the Arbitration Panel will be binding and enforceable in any state that the Company conducts the operation of its business.

6. Attorneys’ Fees: The prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

7. Restrictive Covenants:

(a) Nondisclosure. During the term of this Agreement and following termination of this Agreement, Consultant shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by Consultant with respect to the business of the Company (which shall include, but not be limited to, confidential information concerning the Company’s financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company’s products and services) shall be deemed a valuable, special and unique asset of the Company that is received by Consultant in confidence and as a fiduciary. For purposes of this Agreement “Confidential Information” means information disclosed to Consultant or known by Consultant as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by Consultant) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business. Notwithstanding the foregoing, none of the following information shall be treated as Confidential Information: (i) information which is known to the public at the time of disclosure to Consultant, (ii) information which becomes known to the public by publication or otherwise after disclosure to Consultant, (iii) information which Consultant can show by written records was in his possession at the time of disclosure to Consultant, (iv) information which was rightfully received by Consultant from a third party without violating any non-disclosure obligation owed to or in favor of the Company, or (v) information which was developed by or on behalf of Consultant independently of any disclosure hereunder as shown by written records. Nothing herein shall be deemed to restrict Consultant from disclosing Confidential Information to the extent required by law or by any court.

(b) Non-Competition. Consultant shall not, while performing services for the Company, engage or participate, directly or indirectly (whether as an officer, director, employee, partner, consultant or otherwise), in any business that manufactures, markets or sells products that directly compete with any product of the Company that is significant to the Company’s business based on sales and/or profitability of any such product as of the date of the termination of this Agreement. Nothing herein shall prohibit Consultant from being a passive owner of less than 5% stock of any entity directly engaged in a competing business.

(c) Property Rights; Assignment of Inventions. Except as set forth below, with respect to information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by Consultant, either alone or with others, while performing services for the Company arising out of such provision of services and pertinent to any field of business or research in which the Company is engaged or (if such is known to or ascertainable by Consultant) is considering engaging, Consultant hereby agrees:

(i) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

(ii) to disclose promptly to an authorized representative of the Company all such information, inventions and discoveries or any copyright and/or other property right and all information in Consultant’s possession as to possible applications and uses thereof;

(iii) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

(iv) that Consultant hereby waives and releases any and all rights Consultant may have in and to such information, inventions and discoveries, and hereby assigns to the Company and/or its nominees all of Consultant’s right, title and interest in them, and all Consultant’s right, title and interest in any patent, patent application, copyright or other property right based thereon. Consultant hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and on his behalf and in his stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Consultant; and

(v) at the request of the Company, and without expense to Consultant, to execute such documents and perform such other acts as the Company deems necessary or appropriate, for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its respective designees such inventions and any and all patent applications and patents relating thereto.

8. General:

(a) Successors and Assigns: The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, Consultant and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of Consultant under this Agreement shall be personal and not assignable or delegable by Consultant in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. Consultant may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement.

(b) Amendments; Waivers: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Consultant and by an authorized officer of the Company. No waiver by any Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party or Parties shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Notices: Any notices to be given pursuant to this Agreement by any Party may be effected by personal delivery, email or by overnight delivery with receipt requested.

Notices to Consultant shall be addressed as follows or to such other address as provided by such Party to the other:

Michael Handelman
E-mail: mhandelmangroup@gmail.com

Mailed notices to the Company shall be addressed as follows:

GT Biopharma, Inc.
Attention: Anthony J. Cataldo, CEO
1825 K Street NW, Suite 510
Washington, D.C. 20006
E-mail: cataldo14@aol.com

(d) Entire Agreement: This Agreement constitutes the entire agreement among the Parties regarding the terms and conditions of Consultant’s provision of services to the Company. This Agreement supersedes all prior negotiations, representations or agreements among the Parties, whether written or oral concerning Consultant’s provision of services to or employment by the Company.

(e) Independent Contractor Relationship: Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended, or shall be construed, to create any employee relationship. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of compensation under this Agreement. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or other employee payroll taxes. The Company will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law and/or make such other reports as deemed necessary or appropriate by the Company under applicable laws.

(f) Counterparts: This Agreement may be executed by the Company and Consultant in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(g) Headings: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

(h) Savings Provision: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

(i) Construction: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Consultant or the Company, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

(j) Further Assurances: From time to time, at the Company’s request and without further consideration, Consultant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and to provide adequate assurance of Consultant’s due performance hereunder.

(k) Governing Law: Consultant and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware.

(l) Board Approval: The Company warrants to Consultant that the Board has ratified and approved this Agreement, and that the Company will cause the appropriate disclosure filing to be made with the Securities and Exchange Commission in a timely manner.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

CONSULTANT:

Date: November 13, 2020

_________________________
Michael Handelman

GT BIOPHARMA, INC.:

Date: November 13, 2020

_________________________
Anthony J. Cataldo, CEO

[Signature Page to M. Handelman Consultant Agreement]